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                                   EXHIBIT 32

                 CERTIFICATION PURSUANT TO U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of B.H.I.T. Inc. on Form 10-QSB for the period ending September 30, 2003, the undersigned being the chief executive officer and chief financial officer of B.H.I.T. Inc., do hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     1. This Quarterly Report of Form 10-QSB fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended, and

     2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.


B.H.I.T. Inc.





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
By: /s/ James Benenson, Jr.
    ------------------------------------------
    James Benenson, Jr.                                                Date: November 7, 2003
    Chairman of the Board of Directors,
    President and Chief Executive Officer






By: /s/ John V. Curci
    -----------------------------------------------------
    John V. Curci                                                      Date: November 7, 2003
    Vice-President, Treasurer & Chief Financial Officer
    Principal Accounting Officer
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